Exhibit 10.1

Aircraft Purchase/Sales Agreement

THIS AGREEMENT, is entered into this 4th day of August, 2015, by and between BlackPoll Fleet International, Inc. (the "Buyer"), a Nevada corporation whose principal address is 610 SW 34th St Suite 207 Ft. Lauderdale, FL and Alpha Investment and Lending Corp (the "Seller"), a Delware corporation whose principal address is 1013 Centre Rd Suite 403-a Wilmington, DE 19805;

IN WITNESS WHEREOF, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Sale of Aircraft. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the following Aircraft (the "Aircraft"):

Aircraft Make: Mil

Aircraft Model: 8P

Aircraft Registration Number: 4L-BPF

Aircraft Serial Number: 10113

Aircraft shall be equipped as follows

Left Engine serial #: C99401194

Right Engine serial #: C94301205

Gear box serial #: CP89111008

Seller warrants that Seller owns the Aircraft and that ownership will be transferred to Buyer free and clear of any liens, claims, charges, or encumbrances. Upon delivery of the Aircraft and payment of the balance of the purchase price, in accordance with this Agreement, Seller shall execute a bill of sale granting ownership to the Aircraft.

2. Consideration. It is agreed that the price of the Aircraft is valued at one million six hundred twenty two thousand dollars ($1,622,000.00) and is payable in cash or 2,317,143 restricted common shares of Blackpoll Fleet International Inc. stock. Payment is due on delivery of the Aircraft. All monies paid in accordance with this Agreement will be made by cash, cashier's check, certified check, wire transfer, or equivalent.

3. Aircraft Delivery. It is agreed that the Aircraft and its logbooks shall be delivered to Mazar A Sharif (MZR) Airport. Payment in full, as described above, is a condition of delivery. Ownership and risk of loss or damage to the Aircraft shall pass to Buyer at the time of delivery. The Aircraft will be delivered to Buyer in its present condition.

4. Warranties. There are no warranties, either express or implied with respect to merchantability or fitness applicable to the Aircraft or any equipment applicable thereto including warranties as to the accuracy of the Aircraft's logbooks, made by Seller. Buyer agrees that no warranty has been expressed or implied by Seller and that Buyer has inspected the Aircraft and understands that it is being purchased "as is." Buyer hereby expressly waives any claim for incidental or consequential damages, including damages resulting in personal injury against Seller.

5. Taxes. The Buyer shall pay any sales or use tax imposed by a state or local government, which results from the sale of the Aircraft.

6. Assignment. This Agreement may not be transferred or assigned without written authorization signed by Seller and Buyer.

7. Notice. All notices and requests required or authorized under this Agreement shall be given in writing by certified mail, return receipt requested. The date on which any such notice is received by the addressee shall be deemed the date of notice.

8. Governing Law. This Agreement is a contract executed under and to be construed under the laws of the State of Florida.

9. Waiver. Either party's failure to enforce any provision of this Agreement against the other party shall not be construed as a waiver thereof so as to excuse the other party from future performance of that provision or any other provision.

10. Severability. The invalidity of any portion of the Agreement shall not affect the validity of the remaining portions thereof.

11. Paragraph Headings. The headings to the paragraphs to this Agreement are solely for convenience and have no substantive effect on the Agreement nor are they to aid in the interpretation of the Agreement.

12. Entire Agreement. This Agreement constitutes the entire Agreement between the parties. No statements, promises, or inducements made by any party to this Agreement, or any agent or employees of either party, which are not contained in this written contract shall be valid or binding. This Agreement may not be enlarged, modified, or altered except in writing signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

/s/Boruch Freedman	/s/Jacob Gitman
BORUCH FREEDMAN	JACOB GITMAN
PRESIDENT	C.E.O.
ALPHA INVESTMENT AND LENDING CORP	BLACKPOLL FLEET INTERNATIONAL INC.

/s/ Kathy Sanchez	/s/ Ekaterina Sorsher
WITNESS	WITNESS